Exhibit 99.1

Cytek Biosciences Reports First Quarter 2023 Financial Results

FREMONT, Calif., May 9, 2023 (GLOBE NEWSWIRE) — Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB) today reported financial results for the first quarter ended March 31, 2023.

First Quarter Highlights

•	Total revenue was $37.1 million, or $38.1 million on a constant currency basis, representing 6% and 9% increases respectively, over the first quarter of 2022.

•	Organic revenue for Cytek’s existing product portfolio was $33.7 million in the first quarter of 2023, representing a decline of 4% compared to the first quarter of 2022

•	Revenue from the product lines acquired from Luminex Corporation, which closed February 28, 2023, was $3.4 million

•	Net loss was $6.8 million and adjusted EBITDA was $(2.5) million for the first quarter of 2023

•	Completed the acquisition of the flow cytometry and imaging business of Luminex Corporation for an aggregate cash consideration of $44.9 million on February 28, 2023

•	Expanded installed base of Cytek’s existing instruments to 1,766, with 96 instrument placements during the first quarter of 2023

•	Launched 20-Color Acute Myeloid Leukemia (AML) Panel for the development of AML therapies and MRD assessments*

•	Entered strategic partnership with Bio-Rad Laboratories to expand reagent capabilities

“While we saw strong growth across Europe and APAC during the first quarter, with notable strength in China, we experienced softness with our pharma and biotech customer base in the U.S., particularly at the end of the quarter. Despite these headwinds, we firmly believe the underlying opportunity for our novel FSP platform remains strong,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “At the end of February, we completed the acquisition of product lines from the Luminex flow cytometry and imaging business, which provide important contributions to our technological capabilities, product range, customer base and commercial reach. We are excited for the expected contributions and leverage from this acquisition as it expands both the technologies Cytek can provide and the breadth of the customer base we can reach with our complete cell analysis solutions.”

First Quarter 2023 Financial Results

Total revenue for the first quarter of 2023 was $37.1 million, a 6% increase over the first quarter of 2022. This included $3.4 million of revenue from the Luminex acquisition, which closed on February 28, 2023. Excluding revenue from this acquisition, organic revenue was $33.7 million, a 4% decline compared to the same period of the prior year. The decline in organic revenue was related to weakness in the U.S, particularly with pharmaceutical and biotech customers, which was partially offset by stronger revenue growth across the EMEA and APAC regions. On a constant currency basis, total revenue for the first quarter of 2023 was $38.1 million, a 9% increase over the first quarter of 2022.

Gross profit was $21.0 million for the first quarter of 2023, an increase of 4% compared to a gross profit of $20.2 million in the first quarter of 2022. Gross profit margin was 57% in the first quarter of 2023 compared to 58% in the first quarter of 2022. Adjusted gross profit margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 59% in the first quarter of 2023 compared to 60% in the first quarter of 2022.

Operating expenses were $33.2 million for the first quarter of 2023, a 47% increase from $22.5 million in the first quarter of 2022. The increase was primarily due to expenses to support continued growth of the business, including further investments in R&D, sales and marketing and G&A, with increases in headcount and personnel-related expenses, costs related to the acquisition, and infrastructure services to support the growth of our overall operations.

Research and development expenses were $10.0 million dollars for the first quarter of 2023 compared to $8.0 million dollars for the first quarter of 2022.

Sales and marketing expenses were $11.1 million dollars for the first quarter of 2023 compared to $7.0 million dollars for the first quarter of 2022.

General and administrative expenses were $12.1 million dollars for the first quarter of 2023, an increase from $7.5 million dollars for the first quarter of 2022.

Loss from operations in the first quarter of 2023 was $12.2 million compared to loss from operations of $2.4 million in the first quarter of 2022. Net loss in the first quarter of 2023 was $6.8 million compared to a net loss of $2.2 million in the first quarter of 2022.

Adjusted EBITDA in the first quarter of 2023 was $(2.5) million compared to $1.9 million in the first quarter of 2022, after adjusting for stock-based compensation expense and foreign currency exchange impacts.

Cash, cash equivalents, and short term investments in marketable securities were approximately $299.0 million as of March 31, 2023, compared to $341.0 million as of December 31, 2022. This includes an aggregate cash consideration of $44.9 million related to the purchase Luminex’s flow cytometry and imaging assets on February 28, 2023.

2023 Outlook

As a result of macro-economic uncertainties causing longer sales cycles, Cytek Biosciences has revised its full year 2023 revenue outlook and now expects total revenue to be in the range of $205 million to $220 million, representing growth of 25% to 34% over full year 2022. This includes an expected revenue contribution in the range of $25 million to $30 million from the acquisition of Luminex’s flow cytometry and imaging business, which closed on February 28, 2023.

Webcast Information

Cytek will host a conference call to discuss the first quarter 2023 financial results on Tuesday, March 9, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s FSP platform includes its core instruments, the Aurora and Northern Lights™ systems; its cell sorter, the Aurora CS; the flow cytometer and imaging products under the Amnis® and Guava® brands acquired from Luminex Corporation; and reagents, software and services, to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

*Other than Cytek’s Northern Lights CLC system and certain reagents for use therewith, which are available for clinical use in countries where the regulatory approval has been obtained from the local regulatory authorities, including China and the European Union, Cytek’s products are for research use only and not for use in diagnostic procedures. Please contact your local sales representatives for the status of local regulatory approval.

Cytek, Full Spectrum Profiling, FSP, Northern Lights, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and corporate Twitter account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and Twitter account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended March 31, 2023 and March 31, 2022. Management believes that non-GAAP financial measures, including “Adjusted gross profit margin,” “Adjusted EBITDA” and revenue on a “constant currency basis” referenced above, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Cytek calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Cytek presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding the belief that the underlying opportunity for Cytek Biosciences’ novel FSP platform remains strong; the expected contributions and leverage from the product lines acquired from the Luminex flow cytometry and imaging business; and expectations that full year 2023 revenue will be in the range of $205 million to $220 million, including approximately between $25 million to $30 million of revenue contribution from the acquisition of the Luminex flow cytometry and imaging business (the “FCI Business”). These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management.

These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to global economic and market conditions; Cytek’s ability to integrate the operations and employees of the acquired FCI Business and recognize the anticipated benefits of the transaction; Cytek Biosciences’ dependence on certain sole and single source suppliers; competition; market acceptance of Cytek Biosciences’ current and potential products; Cytek Biosciences’ ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and retain key employees; Cytek Biosciences’ ability to maintain, protect and enhance its intellectual property; and Cytek Biosciences’ ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations.

You should refer to the section entitled “Risk Factors” set forth in Cytek Biosciences’ Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023, Cytek Biosciences’ Annual Report on Form 10-K filed with the SEC and other filings Cytek Biosciences makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek Biosciences’ forward-looking statements. Although Cytek Biosciences believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to Cytek Biosciences as of the date hereof, and Cytek Biosciences disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek Biosciences’ views as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Relations Contact:

Paul D. Goodson

Head of Investor Relations

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Income

(unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2023	2022
Revenue, net:
Product	$31,172	$31,481
Service	5,916	3,583

Total revenue, net	37,088	35,064

Cost of sales:
Product	12,677	11,767
Service	3,373	3,120

Total cost of sales	16,050	14,887

Gross profit	21,038	20,177
Operating expenses:
Research and development	9,974	8,025
Sales and marketing	11,145	6,960
General and administrative	12,081	7,549

Total operating expenses	33,200	22,534

Loss from operations	(12,162)	(2,357)
Other income (expense):
Interest expense	(673)	(590)
Interest income	2,143	18
Other income (expense), net	1,652	(374)

Total other income (expense), net	3,122	(946)

Loss before income taxes	(9,040)	(3,303)
Benefit from income taxes	(2,233)	(1,145)

Net loss	$(6,807)	$(2,158)

Less: net loss allocated to noncontrolling interests	—	137

Net loss attributable to common stockholders, basic and diluted	$(6,807)	$(2,021)

Net loss attributable to common stockholders per share, basic and diluted	$(0.05)	$(0.02)

Weighted-average shares used in calculating net loss per share, basic and diluted	135,489,194	133,902,523

Comprehensive loss:
Net loss	$(6,807)	$(2,158)
Foreign currency translation adjustment, net of tax	(42)	14
Unrealized gain on marketable securities	152	—

Net comprehensive loss	$(6,697)	$(2,144)

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)	March 31, 2023	December 31, 2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$129,476	$296,601
Restricted cash	2,918	2,899
Marketable securities	169,519	44,548
Trade accounts receivable, net	43,100	48,864
Inventories	69,502	48,154
Prepaid expenses and other current assets	11,107	12,954

Total current assets	425,622	454,020
Deferred income tax assets, noncurrent	23,404	20,459
Property and equipment, net	15,549	13,682
Operating lease right-of-use assets	13,187	13,883
Goodwill	19,043	10,144
Intangible assets, net	24,764	4,331
Other noncurrent assets	3,006	2,957

Total assets	$524,575	$519,476

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,280	$4,805
Legal settlement liability, current	1,906	2,163
Accrued expenses	20,366	21,126
Other current liabilities	10,861	7,960
Deferred revenue, current	18,104	12,986

Total current liabilities	56,517	49,040
Legal settlement liability, noncurrent	16,045	15,596
Deferred revenue, noncurrent	13,012	13,124
Operating lease liability, noncurrent	11,541	12,312
Long term debt	2,133	2,271
Other noncurrent liabilities	1,867	1,587

Total liabilities	$101,115	$93,930

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of March 31, 2023 and December 31, 2022, respectively; 135,644,055 and 135,365,381 issued and outstanding shares as of March 31, 2023 and December 31, 2022, respectively.	136	135
Additional paid-in capital	447,748	442,887
Accumulated deficit	(23,837)	(17,030)
Accumulated other comprehensive loss	(587)	(697)
Noncontrolling interest in consolidated subsidiary	—	251

Total stockholders’ equity	$423,460	$425,546

Total liabilities and stockholders’ equity	$524,575	$519,476

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

	Three months ended March 31,
(In thousands, except per share amounts)	2023	2022
GAAP gross profit	$21,038	$20,177
Stock-based compensation	692	707
Amortization of acquisition-related intangible assets	223	57

Non-GAAP gross profit	$21,953	$20,941

Non-GAAP gross profit %	59%	60%
GAAP operating expenses	$33,200	$22,534
Acquisition related expenses	(1,485)	—
Stock-based compensation	(4,007)	(3,130)
Amortization of acquisition-related intangible assets	(248)	(114)

Non-GAAP operating expenses	$27,460	$19,290

GAAP loss from operations	$(12,162)	$(2,357)
Acquisition related expenses	1,485	—
Stock-based compensation	4,699	3,837
Amortization of acquisition-related intangible assets	471	171

Non-GAAP income (loss) from operations	$(5,507)	$1,651

GAAP net income	$(6,807)	$(2,158)
Acquisition related expenses	1,485	—
Stock-based compensation	4,699	3,837
Amortization of acquisition-related intangible assets	471	171
Tax effect of items excluded from non-GAAP results	116	(59)

Non-GAAP net income (loss)	$(36)	$1,791

GAAP net income attributable to common stockholders	$(6,807)	$(2,021)
Acquisition related expenses	1,485	—
Stock-based compensation	4,699	3,837
Amortization of acquisition-related intangible assets	471	171
Tax effect of items excluded from non-GAAP results	116	(59)

Non-GAAP net income attributable to common stockholders	$(36)	$1,928

GAAP Net Loss	$(6,807)	$(2,158)
Depreciation and Amortization	1,801	1,294
(Benefits from) Provision for Income Taxes	(2,233)	(1,145)
Interest Income	(2,143)	(18)
Interest Expense	673	590
Foreign currency exchange loss, net	1	(422)
Stock-based compensation	4,699	3,837
Acquisition related expenses	1,485	—

Adjusted EBITDA	$(2,524)	$1,978

Revenue	Q1’23
As reported	37,088
Non-GAAP constant currency	38,073
FX Impact [$]	985
FX Impact [%]	2.7%